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                        CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
 Horace Mann Mutual Funds:

We consent to the use of our report incorporated by reference herein and to the references to our Firm above the heading "Equity Fund Financial Highlights" in the Prospectus and under the heading "Other Services--Independent Auditors" in the Statement of Additional Information.



Chicago, Illinois
April 24, 2001